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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Selected consolidated financial data" and "Independent Registered Public Accounting Firm" and to the use of our report dated February 11, 2005, with respect to BPC Holding Corporation in the Registration Statement (Form S-1) and related Market Making Prospectus of Berry Plastics Corporation for the registration of $335,000,000 of 10 3/4% Senior Subordinated Notes due 2012.


Indianapolis, Indiana
March 31, 2005